Exhibit 107
Calculation of Filing Fee Tables
Form
424(b)(5)
(Form Type)
Compass Diversified Holdings
Compass Group Diversified Holdings LLC
(Exact Name of Registrant as Specified in its Charter)
Table 1: Newly Registered and Carry Forward Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial Effective Date	Filing Fee Previously Paid in Connection with Unsold Securities to be Carried Forward
	Newly Registered Securities
Fees to Be Paid	Equity	7.250% Series A Preferred Shares (“Series A Preferred Shares”) representing beneficial interests in Compass Diversified Holdings (1)	457(o) & (r) (6)	(4)	(4)		0.0001476
	Equity	7.250% Series A Trust Preferred Interests (“Series A Trust Preferred Interests”) of Compass Group Diversified Holdings LLC (1)	457(i)					(5)
	Equity	7.875% Series B Fixed-to-Floating Rate Cumulative Preferred Shares (“Series B Preferred Shares”) representing beneficial interests in Compass Diversified Holdings (2)	457(o) & (r) (6)	(4)	(4)		0.0001476
	Equity	7.875% Series B Fixed-to-Floating Rate Cumulative Trust Preferred Interests (“Series B Trust Preferred Interests”) of Compass Group Diversified Holdings LLC (2)	457(i)					(5)
	Equity	7.875% Series C Cumulative Preferred Shares (“Series C Preferred Shares”) representing beneficial interests in Compass Diversified Holdings (3)	457(o) & (r) (6)	(4)	(4)		0.0001476
	Equity	7.875% Series C Cumulative Trust Preferred Interests (“Series C Trust Preferred Interests”) of Compass Group Diversified Holdings LLC (3)	457(i)					(5)
	Total Offering Amounts of Newly Registered Securities					$117,226,340.31 (4)		$ 17,302.61

	Carry Forward Securities
Carry Forward Securities	Equity	Series A Preferred Shares (1)	415(a)(6) (7)	(7)	(7)			424(b)(5)	333-259374	March 20, 2024
	Equity	Series A Trust Preferred Interests (1)	457(i)					424(b) (5)	333-259374	March 20, 2024	(5)
	Equity	Series B Preferred Shares (2)	415(a)(6) (7)	(7)	(7)			424(b)(5)	333-259374	March 20, 2024
	Equity	Series B Trust Preferred Interests (2)	457(i)					424(b) (5)	333-259374	March 20, 2024	(5)
	Equity	Series C Preferred Shares (3)	415(a)(6) (7)	(7)	(7)			424(b)(5)	333-259374	March 20, 2024
	Equity	Series C Trust Preferred Interests (3)	457(i)					424(b)(5)	333-259374	March 20, 2024	(5)
	Total Offering Amounts of Carry Forward Securities					$ 82,773,659.69 (7)	N/A (7)				$12,217.39

	Total Offering Amounts					$200,000,000	N/A (7)
	Total Fees Previously Paid						N/A (7)
	Total Fee Offsets
	Net Fee Due						$17,302.61

(1)
Each Series A Preferred Share representing one beneficial interest in Compass Diversified Holdings corresponds to one underlying Series A Trust Preferred Interest of Compass Group Diversified Holdings LLC. If the trust is dissolved, each Series A Preferred Share representing a beneficial interest in Compass Diversified Holdings will be exchanged for a Series A Trust Preferred Interest of Compass Group Diversified Holdings LLC.

(2)
Each Series B Preferred Share representing one beneficial interest in Compass Diversified Holdings corresponds to one underlying Series B Trust Preferred Interest of Compass Group Diversified Holdings LLC. If the trust is dissolved, each Series B Preferred Share representing a beneficial interest in Compass Diversified Holdings will be exchanged for a Series B Trust Preferred Interest of Compass Group Diversified Holdings LLC.

(3)
Each Series C Preferred Share representing one beneficial interest in Compass Diversified Holdings corresponds to one underlying Series C Trust Preferred Interest of Compass Group Diversified Holdings LLC. If the trust is dissolved, each Series C Preferred Share representing a beneficial interest in Compass Diversified Holdings will be exchanged for a Series C Trust Preferred Interest of Compass Group Diversified Holdings LLC.

(4)
An unspecified number of Series A Preferred Shares, Series B Preferred Shares and Series C Preferred Shares having an aggregate offering price of up to $117,226,340.31 is being newly registered as may from time to time be offered at unspecified prices.

(5)
Pursuant to Rule 457(i)
under
the Securities Act of 1933, as
amended
(the “Securities Act”), no registration fee is payable with respect to the Series A Trust Preferred Interests, Series B Trust Preferred Interests or Series C Trust Preferred Interests of Compass Group Diversified Holdings LLC because no additional consideration will be received by Compass Diversified Holdings upon exchange of the Series A Preferred Shares, Series B Preferred Shares and Series C Preferred Shares, respectively.

(6)	The filing fee is calculated in accordance with 457(o) and 457(r) of the Securities Act.
(7)
Pursuant to Rule 415(a)(6) under the
Securities
Act, the securities registered pursuant to this prospectus
supplement
include an aggregate of $82,773,659.69 of unsold Series A Preferred Shares, Series B Preferred Shares and Series C Preferred Shares with unspecified share numbers (the “Unsold Preferred Shares”) previously registered on the prospectus supplement filed on March 20, 2024, and the accompanying base prospectus contained in the registration statement on Form
S-3
(
Registration
No. 333-259374)
filed on September 7, 2021 (collectively, the “2024 March Prospectus Supplement”). In connection with the registration of the Unsold Preferred Shares on the 2024 March Prospectus Supplement, a registration fee of $12,217.39 was paid, which registration fee will continue to be applied to the Unsold Preferred Shares, with unspecified share numbers, included in this prospectus supplement. Pursuant to Rule 415(a)(6), the offering of the Unsold Preferred Shares registered under the 2024 March Prospectus Supplement will be deemed terminated as of the date of effectiveness of the registration statement of which this prospectus supplement is a part.